UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 3, 2013

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	001-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Wood Road	02184
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  781-848-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Form 8-K/A corrects a presentation error in Selling, General and Administrative expense in the financial statements furnished with our Form 8-K filed on May 1, 2012. A $4.2 million asset write-off was recorded in the consolidated statements of income for fiscal 2013. This asset write-off was reflected in total operating expenses and reduced all income measures within the consolidated statements of income for the fourth quarter and full fiscal 2013. However, Selling, General and Administrative expense were inadvertently reduced by the $4.2M asset write-off in the consolidated statement of income for the full year of fiscal 2013 without changing total operating expenses. The financial results, including net income and total operating expenses, reported in the prior Form 8-K have not changed. This Form 8-K/A corrects and supersedes the prior Form 8-K filed on May 1, 2013.

Item 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

A copy of the Haemonetics Corporation Financial Summary for the quarter and year ended March 30, 2013 and other financial tables are filed as Exhibit 99.1 to this Form 8-K/A and are incorporated herein by reference.

The information in this current report on Form 8-K/A and the exhibit attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

99.1: Haemonetics Corporation Financial Summary dated May 3, 2013 announcing financial results for the fourth quarter and full year ended March 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION
(Registrant)

Date: May 3, 2013	By:	/s/ Christopher Lindop
Christopher Lindop, Executive Vice President
Business Development and Chief Financial Officer

EXHIBIT INDEX

99.1         Haemonetics Corporation Financial Summary issued by Haemonetics Corporation on May 3, 2013.

3